EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-42182 and 333-111077 of Mylan Laboratories Inc. on Form S-8 of our report dated June 18, 2004, appearing in the Annual Report on Form 11-K of the Mylan Profit Sharing 401(k) Plan for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

June 28, 2004
Pittsburgh, Pennsylvania

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